UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e). Amended and Restated Nordson Corporation 2004 Management Incentive Compensation Plan

Our shareholders approved amendments to the Nordson Corporation 2004 Management Incentive Compensation Plan at our 2008 annual meeting of shareholders on February 19, 2008 and the Amended and Restated Nordson Corporation 2004 Management Incentive Plan ("Amended Incentive Plan") became effective on that date. A copy of the Amended Incentive Plan is filed as an exhibit to this Report and incorporated herein by reference.

Description of the Amended Incentive Plan

The following description of the Amended Incentive Plan is a summary and does not purport to be a complete description of the material features of the Amended Incentive Plan and is qualified in its entirety by reference to the terms of the Amended Incentive Plan.

Administration. The Amended Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee").

Eligibility. Eligibility for participation in the Amended Incentive Plan is limited to our officers who are in a position to make significant contributions to our financial success.

Awards. Under the Amended Incentive Plan, each participant is eligible to receive for any fiscal year a maximum incentive award equal to 1.5% of our operating cash flow for such fiscal year and payable after the end of such fiscal year, but in no event shall such incentive award exceed $2,000,000. The actual incentive award is determined by the Committee, which retains the discretionary authority to reduce or eliminate (but not to increase) an incentive award based on its consideration of, among other things, performance against designated performance goals for the fiscal year.

Certification and Payment. Following the end of the each fiscal year, the Committee will determine each participant’s incentive award, if any, based on our performance against the performance goals for that fiscal year and will certify achievement of those goals prior to payment of any award. Payment of an incentive award, if any, will be made, subject to deferral, after the end of calendar year in which it was earned, but in no event later than two-and-a-half months after the end of that calendar year.

Amendment and Termination. We may amend or terminate the Amended Incentive Plan at any time. Specifically, the Committee may amend the Amended Incentive Plan to the extent necessary to treat the compensation payable pursuant to the Amended Incentive Plan as qualified performance-based compensation exempt from the non-deductible limitation of Section 162(m) of the Internal Revenue Code.

5.02(e). Amended and Restated Nordson Corporation 2004 Long-Term Performance Plan

Our shareholders approved amendments to the Nordson Corporation 2004 Long-Term Performance Plan at our annual meeting of shareholders on February 19, 2008 and the Amended and Restated Nordson Corporation 2004 Long-Term Performance Plan (the "Amended Performance Plan") became effective on that date. A copy of the Amended Performance Plan is filed as an exhibit to this Report and incorporated herein by reference.

Description of the Amended Performance Plan

The following description of the Amended Performance Plan is a summary and does not purport to be a complete description of the material features of the Amended Performance Plan and is qualified in its entirety by reference to the terms of the Amended Performance Plan.

Eligibility. All key employees of Nordson and its subsidiaries and all directors of Nordson are eligible to participate in the Amended Performance Plan as selected by the Compensation Committee of our Board of Directors (the "Committee") in its discretion.

Administration of the Amended Performance Plan; Authority of Committee. The Amended Performance Plan will be administered by the Committee (or sub-committee). The Committee has authority to: select the participants who will receive awards, grant awards, determine the terms, conditions, and restrictions applicable to the awards, determine how the exercise price is paid, modify or replace outstanding awards within the limits of the Amended Performance Plan, accelerate the date on which awards become exercisable, waive the restrictions and conditions applicable to awards, and establish rules governing the Amended Performance Plan, including special rules applicable to awards made to employees who are foreign nationals or are employed outside the United States. Awards granted under the Amended Performance Plan must be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Types of Awards. The Amended Performance Plan provides for the grant of stock options (incentive stock options or "non-qualified" stock options), restricted stock, stock appreciation rights, stock purchase rights, stock equivalent units, cash awards, and other stock or performance-based incentives. These awards are payable in cash or common shares, or any combination thereof, as established by the Committee. The Amended Performance Plan also provides for the maintenance of an employee stock purchase program.

Number of Common Shares. The Amended Performance Plan provides for the grant of not more than 2.5% of the number of common shares outstanding as of the first day of the fiscal year. The maximum number of common shares that may be issued upon exercise of incentive stock options is 1,000,000. Common shares issued under the Amended Performance Plan may be either newly issued shares or treasury shares. Common shares subject to an award that is forfeited, terminated, or canceled without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right) are generally available for grant under the Amended Performance Plan, without reducing the number of common shares available in any fiscal year for grant of awards under the Amended Performance Plan.

In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the amendments to the Plan impose the following additional sub-limits:

· No participant may be granted stock options and stock appreciation rights, in the aggregate, for more than 250,000 shares during any fiscal year.
· No participant may be granted restricted shares specifying performance objectives (described below), in the aggregate, for more than 75,000 shares during any fiscal year.
· Each participant that receives, in any one fiscal year, an award of stock equivalent units, cash awards, performance share units payable in shares or other similar awards specifying performance objectives to be performed during any fiscal year or years (the "Performance Period") will be eligible to receive a maximum aggregate payout as of their date of payment with a value equal to 1.0% of our operating cash flow during the Performance Period, but in no event shall such payout have a value greater than $4,000,000. The actual payout is determined by the Committee, which retains the discretionary authority to reduce or eliminate (but not to increase) an award payout based on its consideration of, among other things, performance against designated performance goals for the Performance Period.

Grant of Awards. Awards may be granted singularly or in combination or tandem with other awards. Awards may also be granted in replacement of other awards granted by the company.

Payment of Exercise Price. The exercise price of a stock option (other than an incentive stock option), stock purchase right, and any other stock award for which the Committee has established an exercise price may be paid in cash, by the transfer of common shares, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an incentive stock option may be paid in cash, by the transfer of common shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of an award. The exercise price of stock options and stock appreciation rights may not be less than the fair market value of the underling shares on the date of grant (which date will not be earlier than the date on which the Committee takes action to approve the award).

Performance Objectives. Each grant may specify a minimum acceptable level of performance achievement and may set forth a formula for determining the amount of or number of awards that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified performance objectives. Performance objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of an affiliate, division, department, region or function within the company or affiliate in which the participant is employed. Performance objectives applicable to any award to a participant who is, or is determined by the Committee likely to become, a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code (and that is intended to qualify for the performance-based compensation exception to Section 162(m)) will be limited to specified levels of or growth in one or more pre-established performance measures.

Taxes Associated with Awards. Prior to the payment of an award, we may withhold, or require a participant to remit to us, an amount sufficient to pay any required Federal, state, and local taxes associated with the award. If, however, a stock option has been transferred and the participant does not pay such taxes on the date of exercise, the taxes will be paid by reducing the number of common shares to be received upon exercise.

Termination of Awards. The Committee may cancel any awards if the participant, without the company's prior written consent, (i) renders services for an organization, or engages in a business, that is in the judgment of the Committee, in competition with us or (ii) discloses to anyone outside of the company, or uses for any purpose other than our business, any confidential information or material relating to the company.

Change in Control. In the event of a change in control, as defined in the Amended Performance Plan, unless the Board of Directors determines otherwise, (i) all outstanding stock options, stock appreciation rights, and stock purchase rights become fully exercisable, (ii) all restrictions and conditions applicable to restricted stock and other awards exercisable for common shares will be deemed to have been satisfied, and (iii) all cash awards will be deemed to have been fully earned.

Nonassignability of Awards. Unless the Committee otherwise determines, no award granted under the Amended Performance Plan may be transferred or assigned by a participant or eligible transferee (as determined by the Committee) other than to a designation of beneficiary (as defined in the Amended Performance Plan), or, if none, by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order.

Amendment, Effective Date, and Termination of the Amended Performance Plan. The Board of Directors may amend, suspend, or terminate the Amended Performance Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to comply with the rules of the exchange or quotation system on which the common shares are traded or listed, the rules and regulations related to incentive stock options, Section 162(m) of the Internal Revenue Code, or any other applicable legal requirements. The Amended Performance Plan will expire, if not previously terminated, at the end of fiscal year 2013.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

10.1 Amended and Restated Nordson Corporation 2004 Management Incentive Compensation Plan

10.2 Amended and Restated Nordson Corporation 2004 Long-Term Performance Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

February 25, 2008	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Nordson Corporation 2004 Management Incentive Compensation Plan
10.2	Amended and Restated Nordson Corporation 2004 Long-Term Performance Plan